Exhibit 99.2

Strengths Opportunities ^ High barrier-to-entry market ^ Midweek market strength ^ Favorable location ^ New demand from growth ^ Discount to replacement ^ cost in demand generators ^ Off market transaction ^ Upbranding opportunity ^ Strong yielding asset ^ Increased cash flow from ^ Operational upside aggressive asset management ^ Terminable management agreement ^ New Sales Team ^ Brand affiliation ^ Leasable space (not optimized) ^ Smooth transition ^ High-quality IACC-certified executive meeting center ^ PURE rooms and meeting space 1 2000-2009 ADR CAGR: 1.9% 2000-2009 RevPAR CAGR: 09% hotel and executive meeting center Investment Highlights: M M Hotels Map Marker Rooms Year Opened Doubletree Bethesda 269 1971 Hyatt Regency Bethesda Metro Center 1 390 1985 Marriott Bethesda (Pooks Hill) 2 407 1979 Residence Inn Bethesda Downtown 3 187 1986 Marriott Bethesda North & Conf Center 4 447 2004 Hilton Washington DC Rockville 5 315 1983 Total (excluding Doubletree Bethesda) 1,746 Competitive Set: Demand Generators: ^Numerous Federal government complexes and private sector corporations, including: National Institutes of Health (NIH) GEICO National Naval Medical Center (NNMC) Lockheed Martin Nuclear Regulatory Commission (NRC U.S. Food and Drug Administration (FDA) ^Roughly 7 million SF of office space ^Walter Reed Medical Center moving to the NIH and NNMC campus Market Highlights: Market Overview: ^Walkable (0.45 miles) to the Bethesda Metro Station and National Institutes of Health/National Naval Medical Center Metro ^NNMC is undergoing a $1.0 billion plus expansion, with completion expected by late 2011, and is estimated to generate 1 million annual visits ^Downtown Bethesda is an affluent and vibrant market and has a live-work- play atmosphere, bustling with over 300 retailers, 200 restaurants, and two cinema complexes within walking distance ^Just 6.5 miles to Washington, DC's major attractions and events such as the National Mall, Capitol Hill, the Smithsonian Institute, the Verizon Center and Nationals' Stadium (Lobby) (Guest Room) (Exterior) Property Information: Acquisition Price: Location: Acquired: Rooms: Type: Built: Last Renovated: Property Amenities: ^269 renovated guest rooms and suites ^Two floors of guest rooms are PURE(tm) certified to be 99.9% allergen-free ^Sweet Dreams beds ^26" Flat Panel TV's ^13,500 SF of IACC-certified meeting space featuring PURE certification - Only PURE (tm) Executive Meeting Center in DC ^Great room on the lobby level offering The Cup, Umi Sushi, The Wine Bar, The OZ, and conference dining for breakfast / lunch ^Rooftop fitness center and swimming pool ^Full-service business center ^Valet parking in 140 spaces on 3 levels underground within the building $67.1m ($249k per room) Downtown Bethesda, MD June 4, 2010 269 Upscale, Full-Service 1971 2006 / 2007 Estimated Discount to Replacement Cost: 2009 Occupancy 2009 ADR: Forward 12-Month Cap Rate (Projected) (1) : Historic Performance and Valuation: (1) Does not include possible displacement from garage work 25% - 30% 71% $160 6.0% - 6.5% This summary information sheet contains certain "forward-looking" statements relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements made during this presentation are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. For additional information, please visit our website at www.pebblebrookhotels.com.